Exhibit 99.1

AMENDMENT TO THE SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

COLONY STARWOOD HOMES PARTNERSHIP, L.P.

THIS AMENDMENT (this “Amendment”) to the SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”) of COLONY STARWOOD HOMES PARTNERSHIP, L.P. (the “Partnership”) is made as of July 28, 2017 by and among Colony Starwood Homes GP, Inc., a Delaware corporation as general partner (the “General Partner”), and those Persons who have previously been admitted as limited partners of the Partnership.

WHEREAS, the Partnership was formed on May 23, 2012 and an original agreement of limited partnership, dated as of May 23, 2012, was entered into between the General Partner, and Colony Starwood Homes, a Maryland real estate investment trust (the “Company”), as the initial limited partner;

WHEREAS, the General Partner and the Company entered into an Amended and Restated Limited Partnership Agreement of the Partnership, as of January 16, 2014;

WHEREAS, the General Partner and the Company entered into a Second Amended and Restated Limited Partnership Agreement of the Partnership, as of January 5, 2016;

WHEREAS, the name of the Partnership was changed to “Starwood Waypoint Homes Partnership, L.P.” by an Amendment to the Certificate of Limited Partnership of the Partnership that was filed in the office of the Secretary of State of the State of Delaware on July 28, 2017;

WHEREAS, the name of the General Partner was changed to “Starwood Waypoint Homes GP, Inc.” on July 28, 2017; and

WHEREAS, the General Partner and the Company now wish to amend the Agreement to reflect certain modifications to the terms of the Partnership relating to the change of the name of the Partnership and the change of the name of the General Partner, as hereinafter set forth.

NOW, THEREFORE, the Agreement is hereby amended by this Amendment as follows:

1.1Name Change of the Partnership

A.The name of the Partnership is hereby changed from “Colony Starwood Homes Partnership, L.P.” to “Starwood Waypoint Homes Partnership, L.P.”

B.Each reference in the Agreement to “Colony Starwood Homes Partnership, L.P.” shall be deemed to reference “Starwood Waypoint Homes Partnership, L.P.”

1.2Name Change of the General Partner

A.The name of the General Partner is hereby changed from “Colony Starwood Homes GP, Inc.” to “Starwood Waypoint Homes GP, Inc.”

B.Each reference in the Agreement to Colony Starwood Homes GP, Inc. shall be deemed to reference Starwood Waypoint Homes GP, Inc.

1.3Miscellaneous

A.All article or section titles or captions in this Amendment are for convenience only. They shall not be deemed part of this Amendment and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

B.All capitalized terms used but not defined herein shall have the meaning given such terms in the Agreement.

C.Except as expressly modified by this Amendment, the terms of the Agreement shall continue in full force and effect and the provisions of this Amendment shall be interpreted in all respects by reference to the relevant provisions of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the party hereto has executed this Amendment as of the date first written above.

GENERAL PARTNER:

Starwood Waypoint Homes GP, Inc.

By:    _/s/ Ryan A. Berry____________
Name:  Ryan A. Berry
Title:   Executive Vice President, General Counsel

            and Secretary